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                                                                    Exhibit 99.1

                            [LOGO OF AMAZON.COM(R)]

To our shareholders:

  Ouch. It's been a brutal year for many in the capital markets and certainly for Amazon.com shareholders. As of this writing, our shares are down more than 80% from when I wrote you last year. Nevertheless, by almost any measure, Amazon.com the company is in a stronger position now than at any time in its past.

  .  We served 20 million customers in 2000, up from 14 million in 1999.

  .  Sales grew to $2.76 billion in 2000 from $1.64 billion in 1999.

  . Pro forma operating loss shrank to 6% of sales in Q4 2000, from 26% of sales in Q4 1999.

  . Pro forma operating loss in the U.S. shrank to 2% of sales in Q4 2000, from 24% of sales in Q4 1999.

  .  Average spend per customer in 2000 was $134, up 19%.

  .  Gross profit grew to $656 million in 2000, from $291 million in 1999, up
     125%.

  . Almost 36% of Q4 2000 U.S. customers purchased from one of our "non-BMV" stores such as electronics, tools, and kitchen.

  . International sales grew to $381 million in 2000, from $168 million in 1999.

  . We helped our partner Toysrus.com sell more than $125 million of toys and video games in Q4 2000.

  . We ended 2000 with cash and marketable securities of $1.1 billion, up from $706 million at the end of 1999, thanks to our early 2000 euroconvert financing.

  . And, most importantly, our heads-down focus on the customer was reflected in a score of 84 on the American Customer Satisfaction Index. We are told this is the highest score ever recorded for a service company in any industry.

  So, if the company is better positioned today than it was a year ago, why is the stock price so much lower than it was a year ago? As the famed investor Benjamin Graham said, "In the short term, the stock market is a voting machine; in the long term, it's a weighing machine." Clearly there was a lot of voting going on in the boom year of '99--and much less weighing. We're a company that wants to be weighed, and over time, we will be--over the long term, all companies are. In the meantime, we have our heads down working to build a heavier and heavier company.

  Many of you have heard me talk about the "bold bets" that we as a company have made and will continue to make--these bold bets have included everything from our investment in digital and wireless technologies, to our decision to invest in smaller e-commerce companies, including living.com and Pets.com, both of which shut down operations in 2000. We were significant shareholders in both and lost a significant amount of money on both.

  We made these investments because we knew we wouldn't ourselves be entering these particular categories any time soon, and we believed passionately in the "land rush" metaphor for the Internet. Indeed, that metaphor was an extraordinarily useful decision aid for several years starting in 1994, but we now believe its usefulness largely faded away over the last couple of years. In retrospect, we significantly underestimated how much time would be available to enter these categories and underestimated how difficult it would be for single-category e-commerce companies to achieve the scale necessary to succeed.

  Online selling (relative to traditional retailing) is a scale business characterized by high fixed costs and relatively low variable costs. This makes it difficult to be a medium-sized e-commerce company. With a long
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enough financing runway, Pets.com and living.com may have been able to acquire enough customers to achieve the needed scale. But when the capital markets closed the door on financing Internet companies, these companies simply had no choice but to close their doors. As painful as that was, the alternative-- investing more of our own capital in these companies to keep them afloat--would have been an even bigger mistake.

 Future: Real Estate Doesn't Obey Moore's Law.

  Let's move to the future. Why should you be optimistic about the future of e-commerce and the future of Amazon.com?

  Industry growth and new customer adoption will be driven over the coming years by relentless improvements in the customer experience of online shopping. These improvements in customer experience will be driven by innovations made possible by dramatic increases in available bandwidth, disk space, and processing power, all of which are getting cheap fast.

  Price performance of processing power is doubling about every 18 months (Moore's Law), price performance of disk space is doubling about every 12 months, and price performance of bandwidth is doubling about every 9 months. Given that last doubling rate, Amazon.com will be able to use 60 times as much bandwidth per customer 5 years from now while holding our bandwidth cost per customer constant. Similarly, price performance improvements in disk space and processing power will allow us to, for example, do ever more and better real-time personalization of our Web site.

  In the physical world, retailers will continue to use technology to reduce costs, but not to transform the customer experience. We too will use technology to reduce costs, but the bigger effect will be using technology to drive adoption and revenue. We still believe that some 15% of retail commerce may ultimately move online.

  While there are no foregone conclusions, and we still have much to prove, Amazon.com today is a unique asset. We have the brand, the customer relationships, the technology, the fulfillment infrastructure, the financial strength, the people, and the determination to extend our leadership in this infant industry and to build an important and lasting company. And we will do so by keeping the customer first.

  The year 2001 will be an important one in our development. Like 2000, this year will be a year of focus and execution. As a first step, we've set the goal of achieving a pro forma operating profit in the fourth quarter. While we have a tremendous amount of work to do and there can be no guarantees, we have a plan to get there, it's our top priority, and every person in this company is committed to helping with that goal. I look forward to reporting to you our progress in the coming year.

  As I usually do, I've appended our 1997 letter, our first letter to shareholders. It gets more interesting every year that goes by, in part because so little has changed. I especially draw your attention to the section entitled "It's All About the Long Term."

  We at Amazon.com remain grateful to our customers for their business and trust, to each other for our hard work, and to our shareholders for their support and encouragement. Many, many thanks.

                                          /s/ Jeffrey P. Bezos

                                          Jeffrey P. Bezos
                                          Founder and Chief Executive Officer
                                          Amazon.com, Inc.
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                               [AMAZON.COM LOGO]

                          1997 LETTER TO SHAREHOLDERS
                    (Reprinted from the 1997 Annual Report)

To our shareholders:

  Amazon.com passed many milestones in 1997: by year-end, we had served more than 1.5 million customers, yielding 838% revenue growth to $147.8 million, and extended our market leadership despite aggressive competitive entry.

  But this is Day 1 for the Internet and, if we execute well, for Amazon.com. Today, online commerce saves customers money and precious time. Tomorrow, through personalization, online commerce will accelerate the very process of discovery. Amazon.com uses the Internet to create real value for its customers and, by doing so, hopes to create an enduring franchise, even in established and large markets.

  We have a window of opportunity as larger players marshal the resources to pursue the online opportunity and as customers, new to purchasing online, are receptive to forming new relationships. The competitive landscape has continued to evolve at a fast pace. Many large players have moved online with credible offerings and have devoted substantial energy and resources to building awareness, traffic, and sales. Our goal is to move quickly to solidify and extend our current position while we begin to pursue the online commerce opportunities in other areas. We see substantial opportunity in the large markets we are targeting. This strategy is not without risk: it requires serious investment and crisp execution against established franchise leaders.

 It's All About the Long Term

  We believe that a fundamental measure of our success will be the shareholder value we create over the long term. This value will be a direct result of our ability to extend and solidify our current market leadership position. The stronger our market leadership, the more powerful our economic model. Market leadership can translate directly to higher revenue, higher profitability, greater capital velocity, and correspondingly stronger returns on invested capital.

  Our decisions have consistently reflected this focus. We first measure ourselves in terms of the metrics most indicative of our market leadership: customer and revenue growth, the degree to which our customers continue to purchase from us on a repeat basis, and the strength of our brand. We have invested and will continue to invest aggressively to expand and leverage our customer base, brand, and infrastructure as we move to establish an enduring franchise.

  Because of our emphasis on the long term, we may make decisions and weigh tradeoffs differently than some companies. Accordingly, we want to share with you our fundamental management and decision-making approach so that you, our shareholders, may confirm that it is consistent with your investment philosophy:

  .  We will continue to focus relentlessly on our customers.

  . We will continue to make investment decisions in light of long-term market leadership considerations rather than short-term profitability considerations or short-term Wall Street reactions.

  . We will continue to measure our programs and the effectiveness of our investments analytically, to jettison those that do not provide acceptable returns, and to step up our investment in those that work best. We will continue to learn from both our successes and our failures.

  . We will make bold rather than timid investment decisions where we see a sufficient probability of gaining market leadership advantages. Some of these investments will pay off, others will not, and we will have learned another valuable lesson in either case.
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  .  When forced to choose between optimizing the appearance of our GAAP accounting and maximizing the present value of future cash flows, we'll take the cash flows.

  . We will share our strategic thought processes with you when we make bold choices (to the extent competitive pressures allow), so that you may evaluate for yourselves whether we are making rational long-term leadership investments.

  . We will work hard to spend wisely and maintain our lean culture. We understand the importance of continually reinforcing a cost-conscious culture, particularly in a business incurring net losses.

  . We will balance our focus on growth with emphasis on long-term profitability and capital management. At this stage, we choose to prioritize growth because we believe that scale is central to achieving the potential of our business model.

  . We will continue to focus on hiring and retaining versatile and talented employees, and continue to weight their compensation to stock options rather than cash. We know our success will be largely affected by our ability to attract and retain a motivated employee base, each of whom must think like, and therefore must actually be, an owner.

  We aren't so bold as to claim that the above is the "right" investment philosophy, but it's ours, and we would be remiss if we weren't clear in the approach we have taken and will continue to take.

  With this foundation, we would like to turn to a review of our business focus, our progress in 1997, and our outlook for the future.

 Obsess Over Customers

  From the beginning, our focus has been on offering our customers compelling value. We realized that the Web was, and still is, the World Wide Wait. Therefore, we set out to offer customers something they simply could not get any other way, and began serving them with books. We brought them much more selection than was possible in a physical store (our store would now occupy 6 football fields), and presented it in a useful, easy-to-search, and easy-to-browse format in a store open 365 days a year, 24 hours a day. We maintained a dogged focus on improving the shopping experience, and in 1997 substantially enhanced our store. We now offer customers gift certificates, 1-ClickSM shopping, and vastly more reviews, content, browsing options, and recommendation features. We dramatically lowered prices, further increasing customer value. Word of mouth remains the most powerful customer acquisition tool we have, and we are grateful for the trust our customers have placed in us. Repeat purchases and word of mouth have combined to make Amazon.com the market leader in online bookselling.

  By many measures, Amazon.com came a long way in 1997:

  . Sales grew from $15.7 million in 1996 to $147.8 million--an 838% increase.

  . Cumulative customer accounts grew from 180,000 to 1,510,000--a 738% increase.

  . The percentage of orders from repeat customers grew from over 46% in the fourth quarter of 1996 to over 58% in the same period in 1997.

  . In terms of audience reach, per Media Metrix, our Web site went from a rank of 90th to within the top 20.

  . We established long-term relationships with many important strategic partners, including America Online, Yahoo!, Excite, Netscape, GeoCities, AltaVista, @Home, and Prodigy.

 Infrastructure

  During 1997, we worked hard to expand our business infrastructure to support these greatly increased traffic, sales, and service levels:

  . Amazon.com's employee base grew from 158 to 614, and we significantly strengthened our management team.
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  .  Distribution center capacity grew from 50,000 to 285,000 square feet, including a 70% expansion of our Seattle facilities and the launch of our second distribution center in Delaware in November.

  . Inventories rose to over 200,000 titles at year-end, enabling us to improve availability for our customers.

  . Our cash and investment balances at year-end were $125 million, thanks to our initial public offering in May 1997 and our $75 million loan, affording us substantial strategic flexibility.

 Our Employees

  The past year's success is the product of a talented, smart, hard-working group, and I take great pride in being a part of this team. Setting the bar high in our approach to hiring has been, and will continue to be, the single most important element of Amazon.com's success.

  It's not easy to work here (when I interview people I tell them, "You can work long, hard, or smart, but at Amazon.com you can't choose two out of three"), but we are working to build something important, something that matters to our customers, something that we can all tell our grandchildren about. Such things aren't meant to be easy. We are incredibly fortunate to have this group of dedicated employees whose sacrifices and passion build Amazon.com.

 Goals for 1998

  We are still in the early stages of learning how to bring new value to our customers through Internet commerce and merchandising. Our goal remains to continue to solidify and extend our brand and customer base. This requires sustained investment in systems and infrastructure to support outstanding customer convenience, selection, and service while we grow. We are planning to add music to our product offering, and over time we believe that other products may be prudent investments. We also believe there are significant opportunities to better serve our customers overseas, such as reducing delivery times and better tailoring the customer experience. To be certain, a big part of the challenge for us will lie not in finding new ways to expand our business, but in prioritizing our investments.

  We now know vastly more about online commerce than when Amazon.com was founded, but we still have so much to learn. Though we are optimistic, we must remain vigilant and maintain a sense of urgency. The challenges and hurdles we will face to make our long-term vision for Amazon.com a reality are several: aggressive, capable, well-funded competition; considerable growth challenges and execution risk; the risks of product and geographic expansion; and the need for large continuing investments to meet an expanding market opportunity. However, as we've long said, online bookselling, and online commerce in general, should prove to be a very large market, and it's likely that a number of companies will see significant benefit. We feel good about what we've done, and even more excited about what we want to do.

  1997 was indeed an incredible year. We at Amazon.com are grateful to our customers for their business and trust, to each other for our hard work, and to our shareholders for their support and encouragement.

                                          /s/ Jeffrey P. Bezos

                                          Jeffrey P. Bezos
                                          Founder and Chief Executive Officer
                                          Amazon.com, Inc.